GEORGE D. SHADID
                              EMPLOYMENT AGREEMENT


         This Employment Agreement is made as of March 1, 1995, by and between APPLEBEE'S INTERNATIONAL, INC. a Delaware corporation (the "Company") and GEORGE
D. SHADID (the "Executive").

         WHEREAS, the Company believes it to be in its best interest to provide for continuity of management and to provide protection for its valuable trade secrets and confidential information; and

         WHEREAS, the Company desires to employ the Executive and the Executive is willing to render his services to the Company on the terms and conditions with respect to such employment hereinafter set forth.

         NOW, THEREFORE, in consideration of premises and the mutual terms and conditions hereof, the Company and the Executive hereby agree as follows:

         1. Employment. The Company hereby employs the Executive and the Executive hereby accepts employment with the Company upon the terms and conditions hereinafter set forth.

         2. Exclusive Services. The Executive shall devote all necessary working time, ability and attention to the business of the Company during the term of this Agreement and shall not, directly or indirectly, render any material services to any business, corporation, or organization whether for compensation or otherwise, without the prior knowledge of the Board of Directors of the Company (hereinafter referred to as the "Board").

         3. Duties. The Executive is hereby employed as Executive Vice President and Chief Financial Officer of the Company and shall render his services at the principal business offices of the Company, as such may be located from time to time, unless otherwise agreed between the Board and the Executive. The Executive shall have such authority and shall perform such duties as are specified by the bylaws of the Company for the office of Vice President; subject, however, to such limitations, instructions, directions, and control as the Board may specify from time to time in its sole discretion.

         4. Term. This Agreement shall have an initial term through December 29, 1996, and shall renew for successive one year terms thereafter unless either party gives notice of nonrenewal at least 60 days prior to the end of the initial term or of any renewal term; provided, however, that this Agreement is always subject to termination as provided in Paragraph 13, below.



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

         5. Compensation. As compensation for his services rendered under this Agreement, the Executive shall be entitled to receive the initial compensation set forth on the attached Executive Individual Salary and Incentive Plan Schedule. The Base Salary component of the compensation shall not be reduced by the Company during the term hereof except in accordance with a general Base Salary reduction implemented across all executive level positions.

             a. Base Salary. Base salary shall be paid in equal bi-weekly installments during the term of this Agreement, prorated for any partial employment month. Such salary ("Base Salary") may be increased (but not decreased except as provided above) by the Board in its sole discretion.

             b. Additional Compensation. The Executive shall be paid such additional compensation and bonuses, as may be determined and authorized in the sole discretion of the Board.

        6. Benefits. In addition to the compensation to be paid to the Executive pursuant to Paragraph 5 hereof, the Executive shall further be entitled to receive the following:

             a. Participation in Employee Plans. The Executive shall be entitled to participate in any health, disability, group term life insurance plan, any pension, retirement or profit sharing plan, executive bonus plan or any other fringe benefits which may be extended generally from time to time to Executive Vice President level and employees of the Company.

             b. Disability Salary Continuation. If the Executive becomes disabled during the term of this Agreement, the Company shall continue to pay the Executive his Base Salary during the first ninety (90) day period of such disability and shall continue to pay the Executive, but at the rate of fifty percent (50%) of his Base Salary, for second ninety
        (90) day period of such disability. "Disability" as used herein shall mean any physical, emotional or mental, injury, illness or incapacity, other than death, which renders the Executive unable to perform the duties required of him under this Agreement, as certified by a physician employed by the Company for that purpose. The existence of any disability shall be determined to exist in the sole discretion of the Board which shall not be unreasonably exercised. All payments under this Paragraph shall cease upon the expiration or other termination of this Agreement or of the Executive's employment.

             c. Vacation. The Executive shall be entitled to four weeks vacation with full salary and benefits each year, measured from the anniversary of his original employment with the Company. No cash or other payment will be due, however, for unused vacation and vacation may not be carried over from each such year to the next.

        7. Reimbursement of Expenses. Subject to such rules and procedures as from time to time are specified by the Company, the Company shall reimburse the Executive on a monthly basis for reasonable business expenses necessarily incurred in the performance of his duties under this Agreement.


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


        8. Confidentiality/Trade Secrets. The Executive acknowledges that his position with the Company is one of the highest trust and confidence both by reason of his position and by reason of his access to and contact with the trade secrets and confidential and proprietary business information of the Company. Both during the term of this Agreement and thereafter, the Executive covenants and agrees as follows:

             a. he shall use his best efforts and exercise utmost diligence to protect and safeguard the trade secrets and confidential and proprietary information of the Company including but not limited to the identity of its customers and suppliers, its arrangements with customers and suppliers, and its technical and financial data, records, compilations of information, processes, recipes and specifications relating to its customers, suppliers, products and services;

             b. he shall not disclose any of such trade secrets and confidential and proprietary information, except as may be required in the course of his employment with the Company or by law; and

             c. he shall not use, directly or indirectly, for his own benefit or for the benefit of another, any of such trade secrets and confidential and proprietary information.

        All files, records, documents, drawings, specifications, memoranda, notes, or other documents relating to the business of the Company, whether prepared by the Executive or otherwise coming into his possession, shall be the exclusive property of the Company and shall be delivered to the Company and not retained by the Executive upon termination of his employment for any reason whatsoever or any other time upon request of the Board.

        9. Discoveries. The Executive covenants and agrees that he will fully inform the Company of and disclose to the Company all inventions, designs, improvements, discoveries and processes ("Discoveries") which he has now or may hereafter have during his employment with the Company and which pertain or relate to the business of the Company or to any experimental work, products, services or processes of the Company in progress or planned for the future, whether conceived by the Executive alone or with others, and whether or not conceived during regular working hours or in conjunction with the use of any Company assets. All such Discoveries shall be the exclusive property of the Company whether or not patent or trademark applications are filed thereon. The Executive shall assist the Company, at any time during or after his employment, in obtaining patents on all such Discoveries deemed patentable by the Company and shall execute all documents and do all things necessary to obtain letters patent, vest the Company with full and exclusive title thereto, and protect the same against infringement by others. If such assistance takes place after his employment is terminated the Executive shall be paid by the Company at a reasonable rate for any time actually spent in rendering such assistance at the request of the Company.



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

        10. Noncompetition. Taking into consideration the nature, scope and volume of the Company's operations, the Executive agrees that during the period of his employment and, if he elects to receive a Severance Payment pursuant to
Section 13(b) or 13(f) then also for the Severance Payment Period, he will not, within the United States or any other country in which the Company, directly or indirectly, owns, operates or franchises restaurants, directly or indirectly, own, manage, operate, control, or be employed by, participate in, or be connected in any matter with the ownership (other than ownership of securities of publicly held corporations of which Executive owns less than 2% of any class of outstanding securities), management, operation, or control of any business engaged in the casual dining restaurant industry, or in any other segment of the restaurant industry in which the Company may become involved after the date hereof and prior to the date of any termination of employment. For purposes of this Agreement "casual dining restaurant industry" consists of "sit down" restaurants serving alcoholic beverages, with a per guest average guest check of under $15.00 (adjusted upward each year to recognize Company menu price increases).

        11. Nonsolicitation. The Executive agrees that during the period of his employment and the Severance Payment Period he will not, either directly or indirectly, for himself or for any third party, solicit, induce, recruit, or cause another person in the employ of the Company to terminate his/her employment for the purpose of joining, associating or becoming employed with any business or activity which is engaged in the casual dining restaurant industry or any other segment of the restaurant industry in which the Company may become involved after the date hereof and prior to the date of any termination of employment. The Company and the Executive specifically acknowledge and agree that the foregoing covenants of the Executive in Sections 10 and 11 are reasonable in content and scope and are given by the Executive for adequate consideration.

        12. Remedies for Breach of Covenants of the Executive. The covenants set forth in Paragraphs 8 and 9 of this Agreement shall continue to be binding upon the Executive, notwithstanding the termination of his employment with the Company for any reason whatsoever. Such covenants shall be deemed and construed as separate agreements independent of any other provisions of this Agreement and any other agreement between the Company and the Executive. The existence of any claim or cause of action by the Executive against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of any or all of such covenants. It is expressly agreed that the remedy at law for the breach of any such covenant is inadequate and injunctive relief shall be available to prevent the breach or any threatened breach thereof.

        13. Termination.

             a. The Company may terminate this Agreement and the Executive's employment hereunder at any time, with or without Cause, upon written notice to the Executive. Any notice of termination by the Company shall be sent to each member of the Board within 24 hours after having been delivered to the Executive. The Executive may either resign upon 30 days written notice to the Company or may terminate this Agreement and his employment hereunder with Good Reason at any time.

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

             b. In the event of termination by the Company without Cause, the effective date thereof shall be stated in a written notice to the Executive, which shall not be earlier than 30 days from the date such notice is delivered to the Executive. In the event the Company effects a termination without Cause, the Executive shall be entitled to receive
        (i) any bonus amounts as may be payable and accrued but held back pursuant to the terms of any written plans in which the Executive was a participant prior to the effective date of the termination, (ii) all accrued but unpaid salary, and (iii) a Severance Payment for 26 consecutive months beginning with the month in which the termination occurs.

             c. Upon the effective date of any termination by the Company for Cause, or upon the resignation of the Executive, the Executive shall only be entitled to receive his salary through such date and any bonus amounts as may be payable pursuant to the terms of any written plans in which the Executive was a participant immediately prior to the effective date of the termination. The Executive shall also be entitled to exercise his rights under COBRA.

             d. The following shall constitute "Cause":

             (i) The Executive is convicted of a criminal offense constituting a felony or involving dishonesty, deceit or moral turpitude; or

             (ii) The Executive breaches any material provision of this Agreement or habitually neglects to perform his duties, and such breach or neglect is not corrected within 10 days after receipt of written notice from the Company; or

             (iii) The  Executive  dies or  becomes  permanently  disabled  from
        continuing  to  provide  the  level  of  service   required  under  this
        Agreement.

             e. The provisions of Paragraphs 8, 9, 10, 11, 12, 15, 16, 17 and 18 shall survive any termination for Cause.

             f. The Executive shall have Good Reason to effect a termination in the event the Company (i) breaches its obligations to pay any salary, benefit or bonus due hereunder, (ii) requires the Executive to relocate more than 50 miles from the greater Kansas City area, (iii) substantially diminishes the responsibilities of the Executive, or (iv) substantially increases the Executive's required travel schedule. Upon any such termination, the Executive shall be entitled to receive a lump sum payment equal to a Severance Payment multiplied by 26, and the provisions of Paragraphs 8, 9, 10, 11, 12, 14, 15, 16, 17 and 18 shall survive the termination. If the Executive waives his right to receive such lump sum payment, only the provisions of Paragraphs 8, 9, 12, 15, 16, 17 and 18 shall survive the termination. The Executive shall also be entitled to exercise his rights under COBRA. No termination may be effected by the Executive for Good Reason unless he shall have delivered written notice to the Company of the breach and the Company shall not have cured such breach within 10 days thereafter.



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


             g. A "Severance Payment" is an amount equal to (i) the Executive's base salary at the last effective annual rate divided by 12, plus (ii) the greater of (1) all bonus amounts paid or accrued to the Executive for the prior fiscal year or (2) the average of the quarterly bonus amounts paid or accrued (including amounts held-back for later payment) to the Executive in the fiscal year in which the termination occurred, annualized and divided by 12.

             h. A "Severance Payment Period" is any month in which the Executive receives a Severance Payment or in the event of a termination under Paragraph 13(f), the Severance Payment Period is 26 months.

        14. Termination After Change in Control.

             a. In the event of any one or more than one of a Change in Control event, as defined below, any termination of Executive's employment with the Company within the 12 month period following any such Change in Control, whether by Executive or by the Company and whether with or without Cause or Good Reason, shall result in the following:

             (1) The provisions of Paragraph 10 and 11 shall not apply and shall be void;

             (2) On the tenth business day following the effective date of such termination, the Executive shall receive (i) a lump sum payment equal to his (a) his then current annual salary, plus (b) the gross bonus earned by the Executive, before hold backs, through the end of the prior fiscal quarter of the year in which the termination becomes effective, divided by the number of months from the beginning of the year through the end of such prior fiscal quarter and then multiplied by 26, and (ii) a lump sum payment equal to all bonus amounts calculated under the Executive Bonus Plan for each prior fiscal quarter in the fiscal year in which the termination becomes effective, including the fiscal quarter in which the termination becomes effective (so long as the termination becomes effective after the ninth week of such fiscal quarter);

             (3) The Executive, at the Company's cost, shall be entitled to continuation of coverage for 26 months (beginning with the month subsequent to the effective date of the termination) under all Company paid or partially paid health, disability, or group life insurance plans or any retirement, pension, or profit sharing plans, in each case at such level as had been available to the Executive immediately prior to the Change in Control; and

             (4) At the election of the Executive, any unvested portion of all stock options held by the Executive as of the day immediately preceding the effective date of such termination under this Section 14 shall immediately vest and become exercisable and, for purposes of such options, such termination shall be deemed to be a termination by the Company not for cause.


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


             b. Definitions Related to Change in Control.

             (1) "Change in Control" means any one of the following: (i) Continuing Directors no longer constitute at least 2/3 of the Board of Directors; (ii) any person or group of persons (as defined in Rule 13d-5 under the Securities Exchange Act of 1934 (the "Exchange Act")), together with its affiliates, become the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 30% or more of the Company's then outstanding Common Stock or 30% or more of the combined voting power of the Company's then outstanding securities (calculated in accordance with Section 13(d)(3) or 14(d) of the Exchange
        Act) entitled generally to vote for the election of the Company's Directors; (iii) the approval by the Company's stockholders of the merger or consolidation of the Company with any other corporation, the sale of substantially all of the assets of the Company or the liquidation or dissolution of the Company, unless, in the case of a merger or consolidation, the then Continuing Directors in office immediately prior to such merger or consolidation will constitute at least 2/3 of the Board of Directors of the surviving corporation of such merger or consolidation and any parent (as such term is defined in Rule 12b-2 under the Exchange Act) of such corporation; or (iv) at least 2/3 of the then Continuing Directors in office immediately prior to any other action proposed to be taken by the Company's stockholders or by the Company's Board of Directors determine that such proposed action, if taken, would constitute a Change in Control of the Company and such action is taken.

             (2) "Continuing Director" means any individual who either (i) was a member of the Company's Board of Directors on the date hereof, or (ii) was designated (before initial election as a Director) as a Continuing Director by a majority of the then Continuing Directors.

        15. Arbitration of Disputes.

             a. Any dispute or claim arising out of or relating to this Agreement or any termination of the Executive's employment shall be settled by final and binding arbitration in the greater Kansas City metropolitan area in accordance with the Commercial Arbitration rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

             b. In the event that the Company does not submit to arbitration hereunder or submits to arbitration but seeks to nullify or reverse the effect of such arbitration by alleging that arbitration is unenforceable against it, the Company shall pay all costs (including expenses and attorneys' fees) incurred by the Executive as a result of such action by the Company and if the Company is successful in such attempt, it shall bear all legal costs incurred by the Executive in any resulting litigation relating to this Agreement or any termination of the Executive's employment.



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

             c. Except as contemplated in subparagraph b., above, the Company shall reimburse the Executive for any attorneys' fees and expenses incurred by the Executive related to any arbitration hereunder, and including any actions taken by either party to appeal or enforce the judgment rendered therein, regardless of the outcome of such arbitration, up to a maximum amount of $25,000.00. Such reimbursement shall be made by direct payment to the Executive upon delivery to the Company of valid invoices and/or receipts relating to such attorneys' fees and expenses. The Company shall not be entitled to use any lawyer who is a Company employee to represent it in any dispute or arbitration related hereto.

             d. Except as contemplated in subparagraph b., the fees and expenses of the arbitration panel shall be borne by the Company.

             e. In the event the Executive does not submit to arbitration hereunder or submits to arbitration but later seeks to nullify or reverse the effect of such arbitration by alleging that arbitration is unenforceable against him, then the Company shall be relieved of all payment obligations under subparagraph c., above.

        16. Mitigation. The Executive shall have no duty to attempt to mitigate the level of benefits payable by the Company to him hereunder and the Company shall not be entitled to set off against the amounts payable hereunder any amounts received by the Executive from any other source, including any subsequent employer.

        17. Notices. Any notices to be given hereunder by either party to the other may be effected either by personal delivery in writing or by mail, registered or certified, postage prepaid, with return receipt requested. Mailed notices shall be addressed as follows:

             a. If to the Company:

             Applebee's International, Inc.
             4551 West 107th
             Suite 100
             Overland Park, Kansas  66207
             Attn:  General Counsel

             b. If to the Executive:

             George D. Shadid
             801 W. 58th Terrace
             Kansas City, MO 64113

Either party may change its address for notice by giving notice in accordance with the terms of this Paragraph 14.


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


        18. General Provisions.

             a. Law Governing. This Agreement shall be governed by and construed in accordance with the laws of the State of Kansas.

             b. Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid, or unenforceable, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid, or unenforceable provision there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and still be legal, valid or enforceable.

             c. Entire Agreement. This Agreement sets forth the entire understanding of the parties and supersedes all prior agreements or understandings, whether written or oral, with respect to the subject matter hereof. The parties recognize, however, that the Indemnification Agreement between the Company and the Executive dated September 15, 1992, and any Stock Option Agreements, to the extent not lapsed or fully exercised, continue to be in effect. No terms, conditions, warranties, other than those contained herein, and no amendments or modifications hereto shall be binding unless made in writing and signed by the parties hereto.

             d. Binding Effect. This Agreement shall extend to and be binding upon and inure to the benefit to the parties hereto, their respective heirs, representatives, successors and assigns. This Agreement may not be assigned by the Executive.

             e. Waiver. The waiver by either party hereto of a breach of any term or provision of this Agreement shall not operate or be construed as a waiver of a subsequent breach of the same provision by any party or of the breach of any other term or provision of this Agreement.

             f. Titles. Titles of the paragraphs herein are used solely for convenience and shall not be used for interpretation or construing any work, clause, paragraph, or provision of this Agreement.

             g. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but which together shall constitute one and the same instrument.





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


         IN WITNESS WHEREOF, the Company and the Executive have executed this Agreement as of the date and year first above written above.

EXECUTIVE:                             APPLEBEE'S INTERNATIONAL, INC.



/s/ George D. Shadid                   By: /s/ Abe J. Gustin, Jr.
George D. Shadid                       Title: Chief Executive Officer


                       THIS AGREEMENT CONTAINS A BINDING
                       ARBITRATION PROVISION WHICH MAY BE
                            ENFORCED BY THE PARTIES.



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